Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Thomas A. Young, Jr.
March 19, 2004		Paul M. Harbolick, Jr.
(703) 814-7200

Alliance Bankshares Reports Record Annual Results
Expansionary Year Capped off by $4 million in Net Income

Total Assets Grow to $357 Million

Fairfax, VA — (NASDAQ:ABVA) Alliance Bankshares Corporation today released fourth quarter 2003 financial results marking the Company’s fourteenth consecutive quarterly profit. The Company reported quarterly earnings of $502 thousand compared to $826 thousand for the fourth quarter of 2002. Earnings for the year ended December 30, 2003 amounted to $4.0 million compared to $2.4 million for the year ended December 31, 2002 an increase of 64.7%.

“We had a great year in 2003. We expanded our retail banking base by opening branches in Ballston and Tyson’s Corner, and our mortgage banking unit, Alliance Home Funding opened a new office in Manassas. The new locations give us strong coverage in the prime Northern Virginia market. The investment in our franchise also returned an outstanding profit of $4.0 million or 64.7% stronger than 2002 results.” said Thomas A. Young, Jr., President and Chief Executive Officer.

On September 29, 2003, the company issued additional shares under a three-for-two stock split in the form of a stock dividend. Earnings per share, diluted as adjusted for the impact of the three-for-two stock split in the form of a stock dividend amounted to $.14 for the fourth quarter of 2003 compared to $.25 for the same quarter in 2002. For the year ended December 31, 2003, earnings per share, diluted were $1.14 in 2003 compared to $.74 compared to the full year 2002.

The earnings of $502 thousand for the quarter ended December 31, 2003 compared to $826 thousand for the fourth quarter of 2002. The fourth quarter 2003 results reflect our investment in locations and people as well as a lower level of investment security gains. Net income for the year ended December 31, 2003 was $4.0 million or $1.6 million greater than the 2002 level of $2.4 million. The strong results are attributed to the success of our core banking unit, Alliance Bank Corporation, quality performance of our mortgage banking unit, Alliance Home Funding, LLC.

Total assets amounted to $357 million compared to $281 million as of December 31, 2002 or an 27.1% increase. The loan portfolio grew to $119 million or $36 million greater than the December 31, 2002 level of $83 million. The company continues to focus on developing quality customer relationships. Our deposits amounted to $277 million as of December 31, 2003, or 28.1% greater than the 2002 level of $216 million. As of December 31, 2003, we had $13 million in Loans Held for Sale compared to $37 million as of December 31, 2002. The decline in the Loans Held for Sale is attributed to the soft mortgage banking market in the fourth quarter of 2003. Investment securities amounted to $175 million as December 31, 2003 or $44 million greater than the December 31, 2002 level of $131 million.

“The results for the year demonstrate our ability to execute our strategic plan in an uncertain market and maintain our focus. Looking ahead, our confidence in the strength of our organization and our long-term prospects remains high,” said Thomas P. Danaher, Chairman of the Board of Directors.”

Alliance Bankshares Corporation is a locally managed community banking organization based in Northern Virginia. The independent status of the organization allows the bank’s management to create implement and maintain banking services with a level of flexibility, creativity and discretion that is not possible with larger institutions.

Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability and financial and other goals. These statements are based on certain assumptions and analyses by the Company and other factors it believes are appropriate in the circumstances. However, the Company’s expectations are subject to a number of risks and uncertainties and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and cautionary language in the Company’s most recent report on Form 10-KSB and other documents filed with the Securities and Exchange Commission.

More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
* * *

ALLIANCE BANKSHARES CORPORATION

Balance Sheets

	December 31,	December 31,
	2003*	2002
ASSETS	(Dollars in thousands, except per share)

Cash and due from banks	$11,321	$17,215
Federal funds sold	32,709	10,127
Investment securities available-for-sale, at fair value	174,999	130,985
Investment securities held-to-maturity, at amortized cost	100	100
Loans held for sale	13,033	37,134
Loans, net of unearned discount and fees	118,762	82,786
less: allowance for loan losses	(1,444)	(1,066)

Loans, net	117,318	81,720
Premises and equipment, net	1,764	1,281
Other assets	5,494	2,063

TOTAL ASSETS	$356,738	$280,625

LIABILITIES AND STOCKHOLDERS’ EQUITY
Non-interest bearing deposits	$88,874	$108,691
Interest-bearing deposits	187,865	107,275

Total deposits	276,739	215,966
Repurchase agreements and other borrowed funds	35,251	34,482
Federal Home Loan Bank Advances	13,000	10,500
Trust Preferred Capital Notes	10,000	—
Other liabilities	2,393	2,109
Commitments and contingent liabilities	—	—

TOTAL LIABILITIES	337,383	263,057

STOCKHOLDERS’ EQUITY	19,355	17,568

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$356,738	$280,625

*	Unaudited financial results.

**	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-two split in the form of a stock dividend distributed on September 29, 2003.

ALLIANCE BANKSHARES CORPORATION

Income Statements

	Quarter Ended	Quarter Ended	Twelve Months	Twelve Months
	December 31,	December 31,	December 31,	December 31,
	2003*	2002 *	2003*	2002
		(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$1,973	$1,775	$7,665	$5,538
Investment securities	2,009	1,402	6,912	4,539
Federal funds sold	54	75	267	232

Total interest income	4,036	3,252	14,844	10,309
INTEREST EXPENSE:
Deposits	1,073	678	3,719	2,248
Purchased funds and other borrowings	459	325	1,688	1,223

Total interest expense	1,532	1,003	5,407	3,471

Net interest income	2,504	2,249	9,437	6,838
Provision for loan losses	86	157	396	478

Net interest income after provision for loan losses	2,418	2,092	9,041	6,360

OTHER INCOME:
Deposit account service charges	53	35	180	114
Gain on loan sales	1,379	720	6,325	2,995
Gain on sale of securities	78	360	2,087	1,122
Other operating income	74	27	182	125

Total other income	1,584	1,142	8,774	4,356
OTHER EXPENSES:
Salaries and employee benefits	2,304	1,194	7,372	4,054
Occupancy expense	290	200	975	538
Equipment expense	178	109	613	355
Operating expenses	724	603	3,369	2,508

Total other expenses	3,496	2,106	12,329	7,455

INCOME BEFORE INCOME TAXES	506	1,128	5,486	3,261
Income tax expense	4	302	1,497	839

NET INCOME	$502	$826	$3,989	$2,422

Net income per common share, basic**	$0.15	$0.26	$1.24	$0.76

Net income per common share, diluted**	$0.14	$0.25	$1.14	$0.74

Weighted average number of shares, basic**	3,238,814	3,172,653	3,208,169	3,172,653

Weighted average number of shares, diluted**	3,612,151	3,341,065	3,504,369	3,284,333

*	Unaudited financial results.

**	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-two split in the form of a stock dividend distributed on September 29, 2003.

ALLIANCE BANKSHARES CORPORATION

Statistical Information

	December 31,	December 31,
	2003*	2002
	(Dollars in thousands, except per share)
Performance Information:
For The Quarter Ended,
Earnings per share, basic***	$0.15	$0.26
Earnings per share, diluted***	0.14	0.25
Return on average assets	0.53%	1.27%
Return on average equity	10.80%	19.55%
Net interest margin**	3.05%	3.94%
For The Twelve Months Ended,
Earnings per share, basic***	$1.24	$0.76
Earnings per share, diluted***	1.14	0.74
Return on average assets	1.16%	1.23%
Return on average equity	21.00%	16.00%
Net interest margin **	3.14%	3.94%
Credit Quality Ratios:
Allowance for loan losses to total loans	1.22%	1.29%
Allowance for loan losses to non-accrual loans	72.2 X	N/A
Allowance for loan losses to nonperforming assets	72.2 X	N/A
Nonperforming assets to total assets	0.01%	N/A
Net chargeoffs to average loans	0.01%	0.03%
Capital Information:
Book value per share***	$5.97	$5.54
Tier I risk-based capital ratio	15.0%	12.3%
Total risk-based capital ratio	18.5%	13.1%
Leverage capital ratio	7.1%	6.4%
Total equity to total assets ratio	5.4%	6.3%

*	Unaudited financial results.

**	On a fully tax-equivalent basis assuming a 34% federal tax rate.

***	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-two split in the form of a stock dividend distributed on September 29, 2003.